VBI Vaccines Announces Phase 2a Clinical Evaluation of VBI-1901 Cancer Vaccine Candidate in Combination with GSK’s AS01B Adjuvant System in Recurrent Glioblastoma Patients

-	VBI is the first biopharma company to collaborate with GSK to assess AS01B adjuvant system as part of a therapeutic cancer vaccine candidate

-	Combination will be tested in additional study arm in Part B of VBI’s ongoing Phase 1/2a clinical study of VBI-1901 in recurrent GBM patients

CAMBRIDGE, Mass. (September 10, 2019) – VBI Vaccines Inc. (Nasdaq: VBIV) (“VBI”), a commercial-stage biopharmaceutical company developing next-generation infectious disease and immuno-oncology vaccines, today announced a collaboration with GlaxoSmithKline (GSK) to clinically evaluate the combination of VBI-1901, VBI’s cancer vaccine immunotherapeutic, with GSK’s proprietary AS01B adjuvant system. As part of the collaboration, VBI plans to add an additional study arm to Part B of the company’s ongoing, multi-center, open-label Phase 1/2a clinical study targeting recurrent glioblastoma (GBM), a cytomegalovirus (CMV)-associated tumor.

“VBI-1901 has shown encouraging results in Part A of the ongoing Phase 1/2a clinical study in recurrent GBM patients and we are excited to be able to expand the scope of Part B to assess the candidate in combination with AS01B, a highly-innovative adjuvant system that has contributed to positive results in combination with the gE antigen in GSK’s shingles vaccine, Shingrix,” said David E. Anderson, Ph.D., VBI’s Chief Scientific Officer. “VBI’s enveloped virus-like particle (eVLP) technology, the basis for VBI-1901, is highly versatile and has demonstrated clinical potency in both preventative and therapeutic settings. We believe that these two technologies may be an ideal match for next-generation vaccines, and we look forward to seeing the results of this collaboration.”

“This is the first time we have partnered with a biopharma company to evaluate AS01B in such a clinical setting and the first time this adjuvant will be assessed in oncology for GBM patients. We have shown the ability of AS01B to boost T-cell mediated immunity and believe the combination of AS01B and VBI-1901 could have benefits for patients with glioblastoma, a rare but devastating cancer,” said Emmanuel Hanon, Senior Vice President, Head of R&D at GSK Vaccines.

In Part A of the study, VBI-1901 adjuvanted with granulocyte-macrophage colony-stimulating factor (GM-CSF) was well-tolerated at all doses. Further, three out of six patients in the high-dose (10 µg) cohort demonstrated evidence of stable disease by magnetic resonance imaging (MRI), which correlated with vaccine-induced immune response. Based on this safety and immunogenicity data, the high-dose was identified as the optimal therapeutic dose to test in the Part B extension phase of the study.

Part B of the ongoing Phase 1/2a clinical study is now planned to be a two-arm, open-label study, enrolling 20 first-recurrent GBM patients to receive VBI-1901 in combination with either GM-CSF or AS01B as immunomodulatory adjuvants. Enrollment of the 10 patients in the VBI-1901 with GM-CSF arm was initiated at the end of July 2019. Initiation of enrollment of the 10 patients in the VBI-1901 with AS01B arm is expected later in the second half of 2019, subject to U.S. Food and Drug Administration (FDA) acceptance of the amended protocol.

VBI’s ongoing two-part study is being conducted at The Neurological Institute of New York Columbia University Medical Center, Dana-Farber Cancer Institute, and Massachusetts General Hospital.

About the Phase 1/2a Study Design

VBI’s two-part Phase 1/2a study is a multi-center, open-label, dose-escalation study of VBI-1901 in up to 38 patients with recurrent GBM:

●	Part A:

o	Dose-escalation phase that defined the safety, tolerability, and optimal dose level of VBI-1901 in recurrent GBM patients, with any number of prior recurrences
o	This phase enrolled 18 recurrent GBM patients across three dose cohorts of VBI-1901: 0.4 µg, 2.0 µg, and 10.0 µg
o	Enrollment completed in December 2018

●	Part B:

o	Subsequent extension of the optimal dose level, 10.0 µg, as defined in the Part A dose escalation phase
o	This phase will be a two-arm study, enrolling 10 patients in each arm, assessing VBI-1901 in combination with either GM-CSF or AS01B as immunomodulatory adjuvants
o	Part B will enroll first-recurrent GBM patients only

VBI-1901 is administered intradermally when adjuvanted with granulocyte-macrophage colony-stimulating factor (GM-CSF), and will be administered intramuscularly when adjuvanted with GSK proprietary AS01B adjuvant system. Patients in both phases of the study will receive the vaccine immunotherapeutic every four weeks until clinical progression.

Additional information, including a detailed description of the study design, eligibility criteria, and investigator sites, is available at ClinicalTrials.gov using identifier NCT03382977.

About Glioblastoma (GBM)

Scientific literature suggests cytomegalovirus (CMV) infection is prevalent in multiple solid tumors, including GBM, gliomas, and breast cancer, among others. GBM is among the most common and aggressive malignant primary brain tumors. In the U.S. alone, 12,000 new cases are diagnosed each year. The current standard of care for treating GBM is surgical resection, followed by radiation and chemotherapy. Even with aggressive treatment, GBM progresses rapidly and is exceptionally lethal.

About VBI Vaccines Inc.

VBI Vaccines Inc. (Nasdaq: VBIV) is a commercial-stage biopharmaceutical company developing a next generation of vaccines to address unmet needs in infectious disease and immuno-oncology. VBI is advancing the prevention and treatment of hepatitis B, with the only commercially-approved trivalent hepatitis B vaccine, Sci-B-Vac®, which is approved for use in Israel and 10 other countries and is currently in a Phase 3 program in the U.S., Europe, and Canada, and with an immunotherapeutic in development for a functional cure for chronic hepatitis B. VBI’s eVLP Platform technology allows for the development of enveloped virus-like particle (eVLP) vaccines that closely mimic the target virus to elicit a potent immune response. Integrating its cytomegalovirus (CMV) expertise with the eVLP platform technology, VBI’s lead eVLP program candidates include a prophylactic CMV vaccine candidate and a glioblastoma (GBM) vaccine immunotherapeutic candidate. VBI is headquartered in Cambridge, MA with research operations in Ottawa, Canada and research and manufacturing facilities in Rehovot, Israel.

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About GlaxoSmithKline (GSK) and AS01 Adjuvant System

GSK – one of the world’s leading research-based pharmaceutical and healthcare companies – is committed to improving the quality of human life by enabling people to do more, feel better, and live longer. The GSK proprietary AS01 adjuvant system contains QS-21 Stimulon® adjuvant licensed from Antigenics LLC, a wholly owned subsidiary of Agenus Inc. (NASDAQ: AGEN), MPL and liposomes. For further information please visit www.gsk.com/about-us/.

Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The company cautions that such statements involve risks and uncertainties that may materially affect the company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the company, is set forth in the Company’s filings with the Securities and Exchange Commission and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2019, and filed with the Canadian security authorities at sedar.com on February 25, 2019, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

VBI Contact

Nicole Anderson

Associate, Corporate Communications

Phone: (617) 830-3031 x124

Email: info@vbivaccines.com

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Nell Beattie

Chief Business Officer

Email: ir@vbivaccines.com

VBI Media Contact

Burns McClellan, Inc.

Robert Flamm, Ph.D.

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Email: rflamm@burnsmc.com